Exhibit 99.1

MANAGEMENT INITIATES NEW INTERNAL ACCOUNTING CONTROLS

The Company Concludes That There Existed A Material Weakness In Internal Control Over Reporting Which It Does Not Believe Has Impacted Any Previously Filed Financial Statements And Which It Intends To Correct

LaBelle, Florida, November 14, 2005. The Management of Alico, Inc. has concluded that a material weakness existed in the Company’s internal control over financial reporting as of August 31, 2005. This material weakness resulted from a shortage of qualified financial reporting personnel with sufficient depth, skills, and experience to manage the increased responsibilities required under the Sarbanes Oxley Act of 2002 and continue to maintain records in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. Specifically, monitoring controls to ensure journal entries are posted accurately and in a timely fashion were ineffective during the fourth quarter of fiscal 2005 closing process. This resulted in a missed elimination entry to intercompany accounts and an incorrect entry to deferred income taxes and other comprehensive income. Although the missed or incorrect entries were not prevented or detected by the Company’s existing system of internal controls, the entries were corrected and will be properly reflected in the fiscal 2005 year end financial statements.

Although the Company does not believe that the material weakness identified impacted any previously filed financial statements, the existence of a material weakness or weaknesses is an indication that there is more than a remote likelihood that a material misstatement of the Company’s financial statements will not be prevented or detected in a future period.

Subsequent to the year ended August 31, 2005, the Company added a qualified and experienced financial reporting manager in the Accounting Department to ensure that it has sufficient depth, skills, and experience within the department to prepare its financial statements and disclosures in accordance with GAAP. Management will continue to evaluate the progress and abilities of accounting personnel in order to assess whether the weakness has been effectively remediated. The Company also plans to enhance and strengthen its written accounting and reporting policies pertaining to the elimination of inter-company balances and will train employees with respect to the new policies. While the remediation measures are expected to improve the design and effectiveness of the Company’s internal control over financial reporting, the controls have not yet operated effectively for a sufficient period of time to demonstrate operating effectiveness. Management is committed to correcting this material weakness.

Alico, Inc., an agribusiness company operating in Central and Southwest Florida, owns approximately 136,000 acres of land located in Collier, Hendry, Lee and Polk Counties. The company is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane, sod production, and forestry. The Company also leases land for farming, cattle grazing, recreation and oil exploration, and is increasingly involved in exploring real estate development in and beyond its holdings.

Some of the statements in this press release include statements about future expectations. Statements that are not historical facts are “forward- looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements, which include references to expectations about future prospects or the Company’s beliefs about the impact of the material weakness are predictive in nature or depend upon or refer to future events or conditions which may not be achievable and, are subject to known, as well as, unknown risks and uncertainties that may cause actual results to differ materially from our expectations. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.